Registration
                                                       Number 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               COGNEX CORPORATION
               (Exact name of issuer as specified in its charter)

   Massachusetts                                      04-2713778
(State of Incorporation)                    (IRS Employer Identification Number)

                       One Vision Drive, Natick, MA 01760
                    (Address of Principal Executive Offices)

                                 (508) 650-3000
              (Registrant's telephone number, including area code)

                               Cognex Corporation
                            1998 Stock Incentive Plan

                      Cognex Corporation 1998 Non-Employee Director
                               Stock Option Plan
                            (Full title of the Plans)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed             Proposed
 Title of                                                 Maximum              Maximum
Securities                    Amount                     Offering             Aggregate                    Amount of
  to be                       to be                        Price               Offering                   Registration
Registered                 Registered(l)                 Per Share              Price                         Fee(2)

Common Stock               4,250,000 shares              $16.125              $68,531,250                  $20,216.72


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration
         Statement relates.   Four million (4,000,000) shares shall be issued
         under the 1998 Stock Incentive Plan.   Two Hundred Fifty Thousand
         (250,000) shares shall be issued under the 1998 Stock Option Plan for Non-Employee Directors.

(2) The registration fee has been calculated with respect to 67,750,000 shares registered on the basis of the average of the high and low sale prices on the Nasdaq National Market on August 4, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is a stockholder of Hutchins, Wheeler & Dittmar, A Professional Corporation, is the Clerk of the Company.

Item 6.  Indemnification of Directors and Officers

         The Massachusetts General Corporate Law and the Company's Article of Incorporation and By-Laws allow for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable cause to believe were unlawful.

         Article 7 of the Amended By-Laws of the Company provides as follows:

         (a) "Director/officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

         (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

         (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

         Section 7.2  Right to Indemnification

         Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article 7, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

         Section 7.3  Indemnification Not Available

         No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

         Section 7.4  Compromise or Settlement

         In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

         Section 7.5  Advances

         The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

         Section 7.6  Not Exclusive

         Nothing  in  this   Article  7  shall   limit  any  lawful   rights  to
indemnification existing independently of this Article 7.

         Section 7.7  Insurance

         The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article 7.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

         Number              Description

             4.1             1998 Non-Employee Director Stock Option Plan
                             (filed herewith).

             4.2             1998 Stock Incentive Plan (filed herewith)

             5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (filed herewith).

             23              Consent of Independent Accountants -
                             included in Registration Statement under heading "Consent of Independent Accountants."

        Item 9.  Undertakings

        The undersigned Registrant hereby undertakes the following:

        (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
                                  Fee" table in the effective registration statement;

                     (iii)        To  include  any  material   information  with
                                  respect  to  the  plan  of  distribution   not
                                  previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts on August 6, 1998.

                                        COGNEX CORPORATION


                                     By: /s/Robert J. Shillman
                                         Name:  Robert J. Shillman
                                         Title: President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                      Title                                             Date

/s/ Robert J. Shillman                             Director, President                        August 6, 1998
Robert J. Shillman                                 and Chief Executive Officer
                                                   (principal executive officer)


/s/ John Rogers                                    Chief Financial Officer and                August 6, 1998
John Rogers                                        Treasurer (principal financial
                                                   and accounting officer)

/s/William A. Krivsky                              Director                                   August 6, 1998
William A. Krivsky

/s/Reuben Wasserman                                Director                                   August 6, 1998
Reuben Wasserman

/s/Anthony Sun                                     Director                                   August 6, 1998
Anthony Sun

/s/Jerald Fishman                                  Director                                   August 6, 1998
Jerald Fishman


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    EXHIBITS

                                       to

                                    FORM S-8






                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933









                               COGNEX CORPORATION
             (Exact name of registrant as specified in its charter)